Exhibit 4.8

INCREMENTAL FACILITY AMENDMENT AND

JOINDER AGREEMENT NO. 2

INCREMENTAL FACILITY AMENDMENT AND JOINDER AGREEMENT NO. 2 (this “Agreement”) dated as of March 18, 2011 to the Second Amended and Restated Credit Agreement dated as of October 19, 2009 (as heretofore amended or modified, the “Credit Agreement”) among WINDSTREAM CORPORATION (the “Borrower”), the LENDERS from time to time party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”).

RECITALS:

WHEREAS, the Borrower has, by notice to the Administrative Agent dated March 14, 2011 delivered pursuant to Section 2.01(g) of the Credit Agreement (the “Notice”) (a copy of which notice is attached as Exhibit A hereto), requested an increase in the amount of the 2013 Revolving Commitments in the amount of $500,000,000 (the “Revolving Commitment Increase”).

WHEREAS, each financial institution identified on the signature pages hereto as an “Additional Lender” (each, an “Additional Lender”) has agreed severally, on the terms and conditions set forth herein and in the Credit Agreement, to provide a portion of the Revolving Commitment Increase and to become, if not already, a 2013 Revolving Lender for all purposes under the Credit Agreement.

The parties hereto therefore agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Agreement becomes effective, refer to the Credit Agreement as amended hereby (the “Amended Credit Agreement”).

SECTION 2. Revolving Commitment Increase. (a) Each Additional Lender shall, effective on the Incremental Facility Closing Date (as defined below), (i) become a party to the Credit Agreement as a 2013 Revolving Lender (if not already a party thereto in such capacity) and (ii) have an aggregate (or, in the case of an Additional Lender that, prior to the Incremental Facility Closing Date, is a 2013 Revolving Lender, an additional) 2013 Revolving Commitment set forth opposite such Additional Lender’s name on Annex A hereto. Each Additional Lender shall, effective on the Incremental Facility Closing Date, have the rights and obligations of a 2013 Revolving Lender under the Amended Credit Agreement and the other Loan Documents.

(b) Annex B hereto sets forth, as of the date hereof, each 2013 Revolving Lender, and the 2013 Revolving Commitment of each 2013 Revolving Lender, after giving effect to the Revolving Commitment Increase. The 2013 Revolving Commitments of each 2013 Revolving Lender are several and not joint.

SECTION 3. Representations of the Borrower. The Borrower represents and warrants that:

(a) the representations and warranties of each Loan Party set forth in Article 3 of the Credit Agreement and in other Loan Documents that are qualified by materiality shall be true and correct, and the representations that are not so qualified shall be true and correct in all material respects, in each case, on and as of the date hereof and on and as of the Incremental Facility Closing Date as if made on and as of such date (other than with respect to any representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date);

(b) on and as of the date hereof and after giving effect to this Agreement and the transactions contemplated hereby, no Default shall have occurred and be continuing;

(c) on and as of the date hereof, the Borrower is in compliance on a Pro Forma Basis with the covenants contained in Sections 6.14 and 6.15 of the Credit Agreement recomputed as of the last day of the most-recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Sections 5.01(a) or (b) of the Credit Agreement;

(d) on and as of the Incremental Facility Closing Date, this Agreement and the Amended Credit Agreement shall constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or law;

(e) on and as of the date hereof, (i) it has the requisite power to execute and deliver this Agreement, and all corporate or other action required to be taken by it for the due and proper authorization, execution, delivery and performance of this Agreement has been duly and validly taken, (ii) this Agreement has been duly authorized, executed and delivered by it and (iii) no material Governmental Authorization is or will be required in connection with the execution and delivery of this Agreement; and

(f) immediately after giving effect to the Revolving Commitment Increase, the aggregate principal amount of all Incremental Pari Passu Indebtedness other than (i) any Incremental Pari Passu Indebtedness the proceeds of which are or have been applied to refinance outstanding Term Loans and (ii) any Permitted Pari Passu Indebtedness the proceeds of which are or have been applied to refinance outstanding Permitted Pari Passu Indebtedness does not exceed $800,000,000.

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SECTION 4. Conditions. This Agreement shall become effective as of the first date (the “Incremental Facility Closing Date”) when each of the following conditions shall have been satisfied:

(a) the Administrative Agent shall have received from the Borrower, each Additional Lender and the Administrative Agent an executed counterpart hereof or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof;

(b) the conditions set forth in Section 4.03(a) and (b) of the Credit Agreement shall be satisfied on and as of the Incremental Facility Closing Date (it being understood that all references to “the date of such Borrowing” in Section 4.03 shall be deemed to refer to the Incremental Facility Closing Date), and the Administrative Agent shall have received a certificate dated as of the Incremental Facility Closing Date, and signed by the President, a Vice President or a Financial Officer of the Borrower, to such effect;

(c) the Administrative Agent shall have received a certificate, dated as of the Incremental Facility Closing Date and signed by a Financial Officer of the Borrower, to the effect of clause (c) of Section 3 above, together with reasonably detailed calculations demonstrating compliance with clause (c) of Section 3;

(d) any fees and expenses owing by the Borrower to the Administrative Agent (or its affiliates) in connection herewith and invoiced to the Borrower in reasonable detail prior to the date hereof shall have been paid in full;

(e) there shall be no outstanding Revolving Loans on and as of the Incremental Facility Closing Date; and

(f) each Loan Party not a party hereto shall have executed and delivered a reaffirmation agreement in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 5. Acknowledgment of Additional Lenders. Each Additional Lender expressly acknowledges that neither any of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Additional Lender. Each Additional Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to provide its 2013 Revolving Commitment hereunder and enter into this Agreement. Each Additional Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their subsidiaries. Each Additional Lender hereby (i) confirms that it has received a copy of the Credit Agreement, the Guarantee Agreement, the Security Agreement and such other documents and information as it deems appropriate to make its decision to enter into this Agreement, (ii) agrees that it shall be bound by the terms of the

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Amended Credit Agreement as a 2013 Revolving Lender thereunder and that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a 2013 Revolving Lender, (iii) irrevocably designates and appoints the Agents as the agents of such Additional Lender under the Amended Credit Agreement and the other Loan Documents, and each Additional Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of the Amended Credit Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to such Agent by the terms of the Amended Credit Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto and (iv) specifies as its lending office and address for notices the offices set forth on the Administrative Questionnaire provided by it to the Administrative Agent.

SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 7. Effect Of Amendment. Except as expressly set forth herein or in the Amended Credit Agreement, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Amended Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Amended Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 8. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9. Miscellaneous. This Agreement shall constitute a Loan Document for all purposes of the Amended Credit Agreement. The Borrower shall pay all reasonable out-of-pocket costs and expenses of the Administrative Agent incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

WINDSTREAM CORPORATION, as Borrower

By:	/s/ Jeffery R. Gardner
Name: Jeffery R. Gardner
President and Chief Executive Officer

ADMINISTRATIVE AGENT

JPMORGAN CHASE BANK, N.A., as Administrative Agent

	By:	/s/ Christophe Vohmann
Name: Christophe Vohmann
Title: Executive Director

ADDITIONAL LENDER

JPMORGAN CHASE BANK, N.A., as an Additional Lender

	By:	/s/ Christophe Vohmann
Name: Christophe Vohmann
Title: Executive Director

ADDITIONAL LENDER

ROYAL BANK OF CANADA, as an Additional Lender

	By:	/s/ Mustafa S. Topiwalla
Name: Mustafa S. Topiwalla
Title: Authorized Signatory

ADDITIONAL LENDER

CITIBANK, N.A., as an Additional Lender

By:	/s/ Elizabeth M. Gonzalez
Name: Elizabeth M. Gonzalez
Title: VP & Director

ADDITIONAL LENDER

BNP PARIBAS, as an Additional Lender

By:	/s/ Barbara Nash
Name: Barbara Nash
Title: Managing Director

By:	/s/ Maria Mulic
Name: Maria Mulic, CFA
Title: Vice President

ADDITIONAL LENDER

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Additional Lender

By:	/s/ Reginald M. Goldsmith, III
Name: Reginald M. Goldsmith, III
Title: Managing Director

ADDITIONAL LENDER

THE ROYAL BANK OF SCOTLAND PLC, as an Additional Lender

By:	/s/ Matthew Pennachio
Name: Matthew Pennachio
Title: Vice President

ADDITIONAL LENDER

BANK OF AMERICA, N.A., as an Additional Lender

By:	/s/ Prayes Majmudar
Name: Prayes Majmudar
Title: Vice President

ADDITIONAL LENDER

DEUTSCHE BANK AG., as an Additional Lender

By:	/s/ Anca Trifan
Name: Anca Trifan
Title: Managing Director

By:	/s/ Erin Morrissey
Name: Erina Morrissey
Title: Vice President

ADDITIONAL LENDER

MORGAN STANLEY BANK, N.A., as an Additional Lender

By:	/s/ Sherrese Clarke
Name: Sherrese Clarke
Title: Authorized Signatory

ADDITIONAL LENDER

BARCLAYS BANK PLC., as an Additional Lender

By:	/s/ David Barton
Name: David Barton
Title: Director

ADDITIONAL LENDER

GOLDMAN SACHS BANK USA, as an Additional Lender

By:	/s/ Mark Walton
Name: Mark Walton
Title: Authorized Signatory

ADDITIONAL LENDER

SUNTRUST BANK., as an Additional Lender

By:	/s/ Michael Vegas
Name: Michael Vegas
Title: Director

ADDITIONAL LENDER

UNION BANK, N.A., as an Additional Lender

By:	/s/ Richard Vian
Name: Richard Vian
Title: Vice President

ANNEX A

2013 Revolving Commitments of Additional Lenders that are to become effective pursuant to this Agreement

Additional Lender	2013 Revolving Commitment

Goldman Sachs Bank USA	$75,000,000

SunTrust Bank	$60,800,000

Barclays Bank PLC	$53,000,000

Morgan Stanley Bank, N.A.	$51,250,000

Deutsche Bank AG	$40,000,000

J.P. Morgan	$36,950,000

BNP Paribas	$32,500,000

Bank of America, N.A.	$32,500,000

Royal Bank of Canada	$28,500,000

The Royal Bank of Scotland plc	$28,500,000

Citibank N.A.	$23,500,000

Wells Fargo & Company	$22,500,000

Union Bank, N.A.	$15,000,000

Total	$500,000,000

ANNEX B

2013 Revolving Commitments of 2013 Revolving Lenders

2013 Revolving Lender	2013 Revolving Commitment

J.P. Morgan	$128,880,000

Wells Fargo & Company	$109,000,000

BNP Paribas	$104,000,000

Citibank N.A.	$100,000,000

Morgan Stanley Bank, N.A.	$100,000,000

Royal Bank of Canada	$100,000,000

The Royal Bank of Scotland plc	$100,000,000

Deutsche Bank AG	$90,000,000

SunTrust Bank	$85,800,000

Barclays Bank PLC	$83,000,000

Bank of America, N.A.	$82,500,000

Goldman Sachs Bank USA	$75,000,000

Union Bank, N.A.	$35,000,000

Cobank ACB	$31,820,000

Goldman Sachs Credit Partners L.P.	$25,000,000

Total	$1,250,000,000

EXHIBIT A

Notice Requesting Revolving Commitment Increase

[SEE ATTACHED]

[Windstream Letterheard]

March 14, 2011

JPMorgan Chase Bank, N.A.

1111 Fannin, 10th Floor

Houston, Texas 77002

Attention: Clarice West

With copy to

JPMorgan Chase Bank, N.A.

270 Park Avenue, 4th Floor

New York, New York 10017

Attention: Christophe Vohnann

Re:        Notice to Increase Revolver

Dear Ms. West:

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of October 19, 2009 (as amended, supplemented or otherwise modified, the “Credit Agreement”), among Windstream Corporation (the “Borrower”), the Lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) and collateral agent, and the other agents party thereto. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

Pursuant to Section 2.01(g) of the Credit Agreement, the Borrower hereby gives you notice of its request to the increase the 2013 Revolving Commitments in an amount equal to $500 million (the “Increased Commitments”) through an incremental Facility Amendment, with such Increased Commitments to be identical in all respects to the 2013 Revolving Commitments that are currently in effect.

Very truly yours,

WINDSTREAM CORPORATION

/s/ Robert G. Clancy

Name:	Robert G. Clancy
Title:	Senior Vice and Treasurer